Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of [______ __], 2023 (the “Agreement”), among JW Celtics Investment Corp., a Delaware corporation (“Buyer Parent”), and [  ], a stockholder (the “Holder”).

WITNESSETH:

WHEREAS, Cyclerion Therapeutics, Inc., a Massachusetts corporation (the “Company”),  Buyer Parent and JW Cycle Inc., a Delaware corporation (“Buyer”), are entering into an Asset Purchase Agreement dated as of the date hereof (as the same may be amended or supplemented from time to time, the “Asset Purchase Agreement”) providing for, among other things, Buyer’s purchase of the Purchased Assets (as defined in the Asset Purchase Agreement) and assumption of the Assumed Liabilities (as defined in the Asset Purchase Agreement);

WHEREAS, the Holder is the Beneficial Owner (as defined below) of the number of outstanding shares of the common stock of the Company (the “Company Common Stock”) listed on Exhibit A (such shares of Company Common Stock, the Holder’s “Existing Shares” and, such Existing Shares, together with any additional outstanding shares of capital stock of the Company Beneficially Owned or acquired by the Holder on or after the date hereof, the “Shares”);

WHEREAS, as a condition and an inducement to the Company and Buyer Parent entering into the Asset Purchase Agreement, the Holder is entering into this Agreement with respect to all Company Common Stock that the Holder Beneficially Owns and/or owns of record; and

WHEREAS, the Company and Buyer Parent desire that the Holder agree, and the Holder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Shares, and to deliver a written consent with respect to its Shares or vote its Shares, if applicable, in a manner so as to facilitate consummation of the Asset Purchase Agreement and the other transactions contemplated by the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
GENERAL

1.1.          Definitions.  Capitalized terms used but not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).  For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other transfer (including by gift, tender or exchange offer, merger, by operation of law or otherwise), or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (including by gift, tender or exchange offer, merger, operation of law or otherwise), of any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock), including in each case through the Transfer of any Person or any interest in any Person or (b) in respect of any capital stock or interest in any capital stock, to enter into any hedge, swap, derivative instrument or any other agreement, transaction or series of transactions that results in an amount of Shares subject to Article III that is less than the amount of Shares subject to Article III immediately prior to the consummation of any such agreement, transaction or series of transactions.  For purposes of this Agreement, “capital stock” shall include interests in a partnership or limited liability company.

ARTICLE II
AGREEMENT TO RETAIN SHARES

2.1.         Transfer and Encumbrance of Shares.  From the date hereof until the Termination Date (as defined below), the Holder shall not, with respect to the Shares, (a) Transfer any such Shares or (b) deposit any such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.  Notwithstanding the foregoing, this Section 2.1 shall not prohibit a Transfer of any Shares by the Holder to an affiliate of the Holder (in which case such transferee shall be considered the “Holder” hereunder); provided, that a Transfer described in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing to be bound by the terms of this Agreement.

2.2.          Additional Purchases; Adjustments.

(a)          The Holder agrees that any shares of Company Common Stock and any other shares of capital stock or other equity of the Company that the Holder purchases or otherwise acquires or with respect to which the Holder otherwise acquires voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares as of the date hereof and the Holder shall promptly notify the Company of the existence and number of any such after-acquired Shares.  In the event of any stock split, reverse stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities.

(b)         The Holder shall cause any of its controlled affiliates that purchases or otherwise acquires or otherwise acquires voting power over shares of Company Common Stock or any other shares of capital stock or other equity of the Company after execution of this Agreement and prior to the Termination Date to execute a voting and support agreement with Buyer Parent in the form of, and on terms substantially similar to, this Agreement.

2.3.         Unpermitted Transfers; Involuntary Transfers.  Any Transfer or attempted Transfer of any Shares or other actions taken or attempted to be taken in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio.  In furtherance of the foregoing, the Holder hereby authorizes and instructs the Company to instruct his, her or its transfer agent to enter a stop transfer order with respect to all of the Shares.  If any involuntary Transfer of any of the Holder’s Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

ARTICLE III
AGREEMENT TO CONSENT AND VOTE

3.1.         Agreement to Vote.  Prior to the Termination Date, the Holder irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Shares entitled to vote to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted (in person or by proxy) at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Shares entitled to vote:

(a)           in favor of (i) the adoption of the Asset Purchase Agreement and the approval of the transactions contemplated thereby, including the purchase of the Purchased Assets and the assumption of the Assumed Liabilities, (ii) the adjournment of the Stockholders Meeting if necessary to solicit proxies in favor of the adoption of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby or to establish a quorum, and (iii) any other matter or action necessary to the consummation of the closing of the Asset Purchase Agreement. In furtherance of the foregoing obligations of the Holder, the Holder hereby agrees to deliver or deposit a proxy or voting instruction form, as the case may be, duly completed and executed in respect of all of the Shares, as directed in the Proxy Statement, as soon as practicable following the mailing of the Proxy Statement to the Company stockholders, and in any event at least 5 days prior to the Stockholders Meeting, voting all such Shares in accordance with the foregoing sentence. The Holder hereby agrees that neither he, her or it nor any person on his, her or its behalf will take any action to withdraw, amend or invalidate any proxy or voting instruction form deposited by the Holder pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Holder might have, unless and until this Agreement is terminated in accordance with Section 6.3; and

(b)           against (i) any agreement, transaction or proposal that relates to an Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Asset Purchase Agreement or in competition or inconsistent with the transactions or matters contemplated by thereby; (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Asset Purchase Agreement or of the Holder contained in this Agreement; (iii) any action or agreement that would reasonably be expected to result in (A) any condition to the consummation of the Asset Purchase Agreement set forth in Article VII of the Asset Purchase Agreement not being fulfilled or (B) any change to the voting rights of any class of shares of capital stock of the Company (including any amendments to the Company’s organizational documents); and (iv) any other action that would reasonably be expected to impede, interfere with, or frustrate the purposes of any of the transactions contemplated by the Asset Purchase Agreement.  Any attempt by the Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Shares in contravention of this Section 3.1 shall be null and void ab initio.  If the Holder is the Beneficial Owner, but not the holder of record, of any Shares, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Shares in accordance with this Section 3.1.

ARTICLE IV
ADDITIONAL AGREEMENTS

4.1.         Litigation.  The Holder agrees not to commence, participate in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company or any of its affiliates and successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Asset Purchase Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Board in connection with this Agreement, the Asset Purchase Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

4.2.         Further Assurances.  The Holder agrees that from and after the date hereof and until the Termination Date, the Holder shall and shall cause his, her or its Subsidiaries to take no action that (a) would reasonably be likely to adversely affect or delay the ability to obtain the Stockholder Approval or the approval of any other Governmental Entity required for the transactions contemplated by the Asset Purchase Agreement or to perform his, her or its respective covenants and agreements under this Agreement, (b) would make any representation or warranty of the Holder herein untrue or incorrect, or (c) would have the effect of committing or agreeing to take any of the foregoing actions or any other action that would reasonably be expected to make any of the representations or warranties contained herein untrue or incorrect or would have the effect of preventing or otherwise materially delaying, impeding or impairing the Holder from performing any of his, her or its obligations hereunder. The Holder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

4.3.         Fiduciary Duties.  The Holder is entering into this Agreement solely in his, her or its capacity as the record or Beneficial Owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by any of the Holder’s designees serving solely in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by the Holder’s designees serving as a director of the Company shall not be deemed to constitute a breach of this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.1.          Holder Representations and Warranties.  The Holder hereby represents and warrants as follows:

(a)           Ownership.  The Holder has, with respect to the Existing Shares, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to deliver written consent, vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and to Transfer the Shares. The Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by the Holder as of the date hereof.  Other than this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Shares.  No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares.

(b)          Authority.  The Holder has all requisite authority (and in the case of an individual, the capacity) to make, enter into and carry out the terms of this Agreement and to perform his, her or its obligations hereunder.  This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by Buyer Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c)          No Violation.  The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Law applicable to the Holder; (ii) violate any order, judgment or decree applicable to the Holder; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder is a party or, if the Holder is an entity, any term or condition of its organizational documents, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy his, her or its obligations hereunder.

(d)         Consents and Approvals.  The execution and delivery by the Holder of this Agreement does not, and the performance of the Holder’s obligations hereunder, require the Holder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings and authorizations as may be required under the Exchange Act.

(e)          Absence of Litigation.  As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending against the Holder or, to the knowledge of the Holder, any other person, or, to the knowledge of the Holder, threatened against the Holder or any other person that would reasonably be expected to restrict or prohibit (or, if successful, would restrict or prohibit) the performance by the Holder of his, her or its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Asset Purchase Agreement on a timely basis.

(f)         Absence of Other Voting Agreements.  None of the Shares is or will be subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement.  None of the Shares is subject to any pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Holder’s Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

(g)         Finder’s Fee.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer Parent in respect of this Agreement or the Asset Purchase Agreement based upon any arrangement or agreement made by or on behalf of the Holder.

5.2.          Buyer Parent Representations and Warranties.

(a)         Organization; Authority.  Buyer Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer Parent is not in violation of any of the provisions of its organizational documents.  Buyer Parent has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer Parent and (assuming due authorization, execution and delivery by the Holder) constitutes a valid and binding agreement of Buyer Parent, enforceable against Buyer Parent in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity), and no other action is necessary to authorize the execution and delivery by Buyer Parent or the performance of Buyer Parent’s obligations hereunder.

(b)           No Violation.  The execution, delivery and performance by Buyer Parent of this Agreement will not (i) violate any provision of any Law applicable to Buyer Parent; (ii) violate any order, judgment or decree applicable to Buyer Parent; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which Buyer Parent is a party or any term or condition of its organizational documents, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on Buyer Parent’s ability to satisfy its obligations hereunder.

(c)        Consents and Approvals.  The execution and delivery by Buyer Parent of this Agreement, and the performance of Buyer Parent’s obligations hereunder, does not require Buyer Parent to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings and authorizations as may be required under the Exchange Act.

(d)          Absence of Litigation.  As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending against Buyer Parent or, to the knowledge of Buyer Parent, any other person, or, to the knowledge of Buyer Parent, threatened against the Company or any other person that would reasonably be expected to restrict or prohibit (or, if successful, would restrict or prohibit) the performance by Buyer Parent of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Asset Purchase Agreement on a timely basis.

ARTICLE VI
MISCELLANEOUS

6.1.         No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Buyer Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Holder, and Buyer Parent shall not have the authority to direct the Holder in the voting or disposition of any Shares, except as otherwise expressly provided herein. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(l) of the Exchange Act or for any other similar provision of applicable Law.

6.2.         Disclosure.  The Holder hereby authorizes the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement the Holder’s identity and ownership of the Shares and the nature of the Holder’s obligations under this Agreement.

6.3.        Termination.  This Agreement shall terminate automatically and without any further action by the Holders, Buyer Parent or the Company at the earlier of (a) the date the Asset Purchase Agreement is validly terminated in accordance with its terms, (b) consummation of the Closing of the Asset Purchase Agreement, (c) Buyer Parent’s receipt of notice of an Cyclerion Adverse Recommendation Change, (d) the mutual written consent of the parties hereto, or (e) the entry into any amendment to the Asset Purchase Agreement without the prior written consent of the Holder (which consent may be in the form of an e-mail) that is materially adverse to the Holder (such date, the “Termination Date”).  In the event of any such termination of this Agreement, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Buyer Parent or the Holder, other than liability for any willful and material breach of this Agreement prior to such termination.

6.4.         Amendment.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto and the Company at the time of the amendment.

6.5.          Extension; Waiver.  At any time prior to the Closing, the Holder and Buyer Parent may, to the extent legally allowed:

(a)           extend the time for the performance of any of the obligations or acts of the other party hereunder;

(b)           waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

(c)           waive compliance with any of the agreements or conditions of the other party contained herein.

Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.  No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.  No waiver by any of the parties hereto of any default, misrepresentation or breach of representation, warranty, covenant or other agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

6.6.         Expenses.  Regardless of whether the transactions provided for in this Agreement are consummated, each party will pay its own costs and expenses incident to this Agreement and the transactions contemplated herein.

6.7.          Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or email with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested), to the Holder at the addresses specified on Exhibit A and for Buyer Parent at the following address (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.7):

if to Buyer Parent, to:

JW Celtics Investment Corp.

Address: 1820 Calistoga Road Santa Rosa, CA 95404
Attn: Jason Wood
Phone: (415) 577-5305
Email: jason@jwoodcapital.com

With a copy, which shall not constitute notice to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
Attn: Suni Sreepada
Phone: (212) 596-9960
Email: Suni.sreepada@ropesgray.com

6.8.         Interpretation.  The parties have participated jointly in the negotiation and drafting of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa.  Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”.  Unless the context otherwise requires, references in this Agreement to Articles and Sections shall be deemed references to Articles and Sections of this Agreement.  Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.  The words “written request” when used in this Agreement shall include email.  Reference in this Agreement to any time shall be to Eastern time unless otherwise expressly provided herein.  The word “or” shall not be exclusive.  References to any “statute” or “regulation” are to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any “section of any statute or regulation” include any successor to such section.  References to any Governmental Entity include any successor to such Governmental Entity, and references to any affiliate include any successor to such affiliate. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty.  Unless otherwise indicated, the word “day” shall be interpreted as a calendar day.

6.9.        Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the parties. The Agreement and any documents relating to it may be executed and transmitted to any other party by email of a PDF, which email or PDF shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

6.10.       Complete Agreement.  This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter.

6.11.        Governing Law; Venue; Waiver of Jury Trial.

(a)         Governing Law.  This Agreement and any disputes arising hereunder or controversies related hereto, shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the Commonwealth of Massachusetts that apply to contracts made and performed entirely within such state.

(b)         Proceedings.  Any proceeding with respect to this Agreement, any matter arising out of or in connection with this Agreement shall be brought exclusively in the state or federal courts located in the Commonwealth of Massachusetts.  By execution and delivery of this Agreement, each party hereby accepts for herself, himself or itself and in respect of such Person’s property, generally and unconditionally, the sole and exclusive jurisdiction of the aforesaid courts and appellate courts thereof.  Each party irrevocably consents to service of process in any proceeding in any of the aforementioned courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in Section 6.7. Each party hereto hereby irrevocably and unconditionally waives any objection which such Person may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable Law, not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.  Final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by Law.

(c)          Immunity.  To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such Person’s property, each such party hereto hereby irrevocably waives such immunity in respect of such Person’s obligations with respect to this Agreement.

(d)        Waiver of Jury Trial. EACH PARTY HERETO, FOR HIMSELF, HERSELF OR ITSELF AND HIS, HER OR ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

6.12.      Assignment.  No party may assign any rights or delegate any obligations arising under this Agreement, in whole or in part, directly or indirectly, without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), and any attempt to so assign any rights or delegate any obligations arising under this Agreement without such consent shall be void.

6.13.       Specific Performance.  The parties hereby expressly recognize and acknowledge that irreparable damage would result, no adequate remedy at law would exist, and damages would be difficult to determine in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. Therefore, in addition to, and not in limitation of, any other remedy available to any party hereto, a party under this Agreement will be entitled to specific performance of the terms hereof and injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required. Such remedies, and any and all other remedies provided for in this Agreement, will, however, be cumulative in nature and not exclusive and will be in addition to any other remedies whatsoever which any party may otherwise have. Each of the parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each of the parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

6.14.      Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.15.       Third Party Beneficiaries.  The parties hereto acknowledge and agree that the Company is an express third-party beneficiary of this Agreement, and as such the rights hereunder will inure to the benefit of and be enforceable by the Company, including but not limited to the right to fully enforce the Holder’s obligations hereunder. Except for the Company, this Agreement is solely for the benefit of Buyer Parent and each Holder and shall not be deemed to confer upon any Person other than the parties hereto any remedy, claim, liability, reimbursement, cause of Action or other right beyond any that exist without reference to this Agreement.

6.16.       No Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the Holder and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate (other than the Holder) of any of the foregoing, including the Company (each, unless a permitted transferee contemplated by Section 2.1, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.  For the avoidance of doubt, nothing in this Section 6.16 shall be deemed to limit, restrict or otherwise affect in any way any rights or remedies available under the Asset Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

BUYER PARENT:

JW CELTICS INVESTMENT CORP.

By:
Name:	Jason Wood
Title:	Director

[Signature page to Voting and Support Agreement]

HOLDERS:

[If Holder is an entity]

[Entity Name]

By:
Name:
Title:

[If Holder is an Individual]

Name:

[Signature page to Voting and Support Agreement]

Exhibit A

Holder	Existing Shares	Notice Address

A-1